As filed with the Securities and Exchange Commission on July 9, 2008
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

Pier 1 Imports, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-1729843 (I.R.S. Employer Identification No.)

100 Pier 1 Place, Fort Worth, TX  76102
(Address of Principal Executive Offices)

Pier 1 Imports, Inc. Stock Purchase Plan
(Restated as Amended June 20, 2008)
(Full title of the plan)

Michael A. Carter
Senior Vice President and General Counsel, Secretary
Pier 1 Imports, Inc.
100 Pier 1 Place
Fort Worth, TX  76102
(Name and address of agent for service)

(817) 252-7630
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer, "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $1.00 per share	2,500,000 shares	$3.34	$8,350,000	$328.16

(1) The securities covered by this registration statement are offered pursuant to terms which provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) Estimated pursuant Rule 457(h) under the Securities Act of 1933 based upon the average of the high and low prices of the common stock of Pier 1 Imports, Inc. reported in the consolidated reporting system on July 1, 2008.

EXPLANATORY NOTE

This registration statement registers an additional 2,500,000 shares of common stock, par value $1.00 per share, for issuance pursuant to the Pier 1 Imports, Inc. Stock Purchase Plan, Restated as Amended June 20, 2008.  The contents of the earlier registration statements, identified by file numbers 33-038530, 33-050278, 33-061475, 33-061475, 333-034100, 333-105768, and 333-137840, are incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on July 8, 2008.

PIER 1 IMPORTS, INC.

By:	/s/ Michael A. Carter
Michael A. Carter
Senior Vice President and General Counsel,
Secretary

Each person whose signature appears below hereby severally constitutes and appoints Charles H. Turner and Michael A. Carter, each of them acting singly, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, to sign for him or her and in his or her name, place and stead in any and all capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all post-effective amendments and supplements to the said Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated below.

Signature	Title	Date

/s/ Alexander W. Smith	President and Chief Executive Officer and Director	July 8, 2008
Alexander W. Smith

/s/ Charles H. Turner	Executive Vice President – Chief Financial Officer	July 8, 2008
Charles H. Turner

/s/ Laura A. Schack	Principal Accounting Officer	July 8, 2008
Laura A. Schack

/s/ John H. Burgoyne	Director	July 8, 2008
John. H. Burgoyne

/s/ Dr. Michael R. Ferrari	Director	July 8, 2008
Dr. Michael R. Ferrari

Signature	Title	Date

/s/ Robert B. Holland, III	Director	July 8, 2008
Robert B. Holland, III

/s/ Karen W. Katz	Director	July 8, 2008
Karen. W. Katz

/s/ Terry E. London	Director	July 8, 2008
Terry E. London

/s/ Cece Smith	Director	July 8, 2008
Cece Smith

/s/ Tom M. Thomas	Director	July 8, 2008
Tom M. Thomas

Pursuant to the requirements of the Securities Act of 1933, the Administrator of the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on July 8, 2008.

PIER 1 IMPORTS, INC. STOCK PURCHASE PLAN,
RESTATED AS AMENDED JUNE 20, 2008

By:	Pier 1 Imports, Inc.
Administrator of the Plan

	By:	/s/ Gregory S. Humenesky
Executive Vice President – Human Resources

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Bracewell & Giuliani LLP

23.1	Consent of Ernst &Young LLP, independent registered public accounting firm

23.2	Consent of Bracewell & Giuliani LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney (set forth on the signature page hereof)